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                                                                    Exhibit 2.2

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated this 25th day of October, 2000, is made by and between D and W Holdings, Inc., a Delaware corporation ("Holdings" or the "Surviving Corporation") and Atrium Corporation, a Delaware corporation ("Atrium Corp." or the "Non-Surviving Corporation").

                                    RECITALS

         WHEREAS, the parties desire to streamline their operations, minimize tax obligations, and reduce the overall costs of doing business by consolidating operations into one corporate entity;

         WHEREAS, to effect these objectives, Atrium Corp. proposes to merge with and into Holdings, with Holdings being the surviving entity;

         WHEREAS, the parties intend for federal income tax purposes the merger of Atrium Corp. with and into Holdings shall qualify for treatment under Section 332(a) of the Internal Revenue Code of 1986, as amended, (the "Code"), Section 337(a) of the Code and Section 368(a) of the Code; and

         WHEREAS, the Boards of Directors of Atrium Corp. and Holdings have adopted resolutions approving this Agreement and Plan of Merger.

         NOW, THEREFORE, to effect the mergers and in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby provide for the following terms and conditions of the merger:

1.       MERGER OF ATRIUM CORP. INTO HOLDINGS

         On the Effective Date (as defined in Section 10), Atrium Corp. shall be merged with and into Holdings, which latter corporation shall be the surviving corporation. The corporate existence of Holdings with all of its purposes, powers and objects, shall continue unaffected and unimpaired by the merger.

         On the Effective Date, the separate corporate existence of Atrium Corp. shall cease and thereupon Atrium Corp. and Holdings shall be a single corporation, to wit, Holdings, and such Surviving Corporation shall be governed by the laws of the State of Delaware.

2.       VESTING OF ASSETS AND LIABILITIES OF THE NON-SURVIVING CORPORATION IN
         HOLDINGS

         On the Effective Date, all rights, immunities, privileges, powers and franchises of each of Atrium Corp. and Holdings, all property, real, personal and mixed, tangible and intangible, all debts due on accounts, and all causes of action and rights to bring an action belonging to the Non-Surviving Corporation shall vest in the Surviving Corporation without further act or deed as they were vested in the Non-Surviving Corporation, and the title to any real estate, whether vested by deed or otherwise, or a leasehold interest in real estate, shall not revert or be in any way impaired by reason of the merger; and the Surviving Corporation shall thenceforth assume

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and be responsible for all such debts, liabilities, obligations and duties of the Non-Surviving Corporation and all such debts, liabilities, obligations and duties shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities, obligations and duties had been incurred or contracted by the Surviving Corporation.

         The liabilities existing on the Effective Date of Atrium Corp. or of its directors or officers shall not be affected, nor shall the rights of creditors thereof or of any person dealing with Atrium Corp., or any liens upon the property of Atrium Corp., be impaired by the merger, and all rights of creditors and all liens upon the property of Atrium Corp. shall be preserved unimpaired, and any action or proceeding pending by or against Atrium Corp. may be prosecuted to judgment the same as if the merger had not taken place, which judgment shall bind the Surviving Corporation, or the Surviving Corporation may be proceeded against or substituted in its place.

         If at any time after the Effective Date, the Surviving Corporation shall consider or be advised that any further assignments or instruments are necessary or desirable to vest, perfect or confirm in it the title to any assets or rights of the Non-Surviving Corporation acquired or to be acquired by reason of, or as a result of, the merger, the Non-Surviving Corporation and its officers and directors shall and will execute and deliver all such deeds, assignments and instruments and do all things necessary or proper to vest, perfect or confirm title to such assets or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and the officers and directors of the Non-Surviving Corporation and the officers and directors of the Surviving Corporation are fully authorized in the name of the Non-Surviving Corporation and the Surviving Corporation to take any and all such action.

3.       NAME

         The name of the Surviving Corporation shall be D and W Holdings, Inc.

4.       ARTICLES OF INCORPORATION

         The Articles of Incorporation of Holdings shall be the Articles of Incorporation of the Surviving Corporation.

5.       BY-LAWS

         The By-Laws of Holdings shall be the By-Laws of the Surviving Corporation.

6.       DIRECTORS OF THE SURVIVING CORPORATION

         Those persons serving as members of the Board of Directors of Holdings on the Effective Date shall remain on such date members of the Board of Directors of the Surviving Corporation. Those persons serving as members of the Board of Directors of the Non-Surviving Corporation prior to the Effective Date shall cease serving as such members as of the Effective Date.

7.       OFFICERS

         All persons holding office in Holdings on the Effective Date shall remain on such date officers of the Surviving Corporation, in the same capacities and with the same titles, powers and


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responsibilities, and shall hold office subject to the By-Laws of the Surviving
Corporation from the Effective Date and for the same term and subject to the same conditions as such offices in Holdings were held immediately prior to such date. All persons serving as officers of the Non-Surviving Corporation prior to the Effective Date shall cease holding their respective offices as of the Effective Date.

8.       CANCELLATION OF SHARES

         On the Effective Date, by virtue of the merger and without any further action on the part of either Atrium Corp. or Holdings or their respective shareholders, each share of stock of Atrium Corp. shall be canceled and the certificates surrendered to the Secretary of Holdings.

9.       D AND W SHARES
         --------------

         Each share of stock of D and W Holdings, Inc. shall remain in full force and effect and shall not be canceled or surrendered.

10.      PROCEDURAL PROVISIONS

         (a) Effective Date of the Merger

         This Agreement and Plan of Merger and/or all appropriate certificates and instruments in respect thereof shall be filed and/or recorded in accordance with applicable law, and the merger of the Non-Surviving Corporation with and into the Surviving Corporation shall become effective upon the filing of this Agreement and Plan of Merger or an appropriate certificate thereof with the Secretary of State of the State of Delaware (the "Effective Date").

         (b) Filing

         This Agreement and Plan of Merger, or an appropriate certificate thereof, shall be filed with the Secretary of State of the State of Delaware.

11.      ASSETS, LIABILITIES, RESERVES, AND ACCOUNTS

         Upon the Effective Date, the assets, liabilities, reserves, and accounts of the Non-Surviving Corporation shall be taken upon the books of the Surviving Corporation at the amounts at which they, respectively, shall then be carried on the books of the Non-Surviving Corporation, subject to such adjustments, or eliminations of intercompany items, if any, as may be appropriate in giving effect to the merger.

12.      CORPORATE ACTS AND EMPLOYEES OF NON-SURVIVING CORPORATION

         All corporate acts, plans, policies, approvals and authorizations of the Non-Surviving Corporation, its shareholders, Board of Directors, committees (whether elected or appointed by the Board of Directors), officers and agents, which were valid and effective immediately prior to the Effective Date shall be taken for all purposes as the acts, plans, policies, approvals, and authorizations of the Surviving Corporation, and shall be as effective and binding thereon as the same were with respect to the Non-Surviving Corporation. The employees and agents of the

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 Non-Surviving Corporation shall become the
employees and agents of the Surviving Corporation, and continue to be entitled to the same rights and benefits, and subject to the same obligations and responsibilities, which they had as employees and agents of the Non-Surviving Corporation.

13.      TERMINATION

         This Agreement and Plan of Merger may be terminated and abandoned by resolutions of the Board of Directors of Atrium Corp. or Holdings at any time prior to the Effective Date if circumstances develop which in the opinion of such Board of Directors make proceeding with the merger inadvisable. In the event of the termination and abandonment of this Agreement and the merger pursuant to the foregoing provisions of this Section 12, this Agreement shall become void and have no effect, without any liability on the part of Atrium Corp. or Holdings, their shareholders, directors or officers in respect thereof.

14.      REPRESENTATIONS AND WARRANTIES

         (c) Holdings represents and warrants to Atrium Corp. as follows:

                  (i) Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (ii) Holdings has power and authority to enter into and perform its obligations under this Agreement and the transactions contemplated hereby, and Holding's execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by Holdings and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as limited by laws affecting creditors' rights or equitable principles generally.

         (d) Atrium Corp. represents and warrants to Holdings as follows:

                  (i) Atrium Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (ii) Atrium Corp. has power and authority to enter into and perform its obligations under this Agreement and the transactions contemplated hereby, and Atrium Corp.'s execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by Atrium Corp. and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as limited by laws affecting creditors' rights or equitable principles generally.

15.      GOVERNING LAW

         This Agreement and Plan of Merger shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to choice of law principles thereof.

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16.      NO RIGHTS OR REMEDIES IN THIRD PARTIES

         Except as otherwise expressly provided in this Agreement and Plan of Merger, nothing herein is intended, or shall be construed, to confer upon or to give any person, firm or corporation other than Atrium Corp. and Holdings and their respective shareholders any rights or remedies under or by reason of this Agreement and Plan of Merger.

17.      COUNTERPARTS

         This Agreement and Plan of Merger may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute one and the same instrument.

18.      ENTIRE AGREEMENT

         This Agreement and Plan of Merger constitutes the entire agreement between the parties, and supersedes all prior agreements, written or oral, between Atrium Corp. and Holdings as of the date of execution hereof.

19.      SEVERABILITY

         In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and, in lieu of each such illegal, invalid or unenforceable provision, there shall be added as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

20.      FILING OF REQUIRED DOCUMENTS

         The parties each hereby agree to execute, deliver and file such other documents and instruments and take such other actions as may reasonably be requested by the other parties in order to more effectively consummate the transactions contemplated hereby.

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         IN WITNESS WHEREOF, this Agreement and Plan of Merger has been executed on the day and year first above written.

                         ATRIUM CORPORATION, a Delaware Corporation


                         By:
                            ----------------------------------------------------
                            Name:
                            Title:


                         D AND W HOLDINGS, INC., a Delaware Corporation


                         By:
                            ---------------------------------------------------
                            Name:
                            Title:



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                             SECRETARY'S CERTIFICATE

                                State of Delaware

         The undersigned hereby certifies that he is the duly elected Secretary of Atrium Corporation, a Delaware corporation, and that the foregoing is a true and correct copy of the Agreement and Plan of Merger executed on the --- day of October, 2000, by the duly authorized officers of Atrium Corporation.



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Name:
Secretary


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                             SECRETARY'S CERTIFICATE

                                State of Delaware

         The undersigned hereby certifies that he is the duly elected Secretary of D and W Holdings, Inc., a Delaware corporation, and that the foregoing is a true and correct copy of the Agreement and Plan of Merger executed on the ___ day of October, 2000, by the duly authorized officers of D and W Holdings, Inc.




------------------------------------

Name:
Secretary